Exhibit 99.5
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Water Technologies gross profit)

3 Month Rolling Average (%)*

	2008	2009	2010	2011	2012
January	38.1	30.5	36.2	31.6	30.8
February	36.4	31.6	35.9	30.5	31.3
March	37.3	32.6	34.5	31.3	32.1
April	36.9	34.6	35.0	30.8	32.6
May	37.8	36.3	33.5	31.2	32.5
June	37.2	34.7	33.7	29.7	32.1
July	37.1	35.7	32.8	30.3	32.1
August	36.2	34.8	32.8	30.7	31.7
September	32.9	36.7	31.7	30.5	31.8
October	33.0	36.1	30.8	31.2	32.1
November	31.5	36.0	31.2	30.3
December	32.5	36.6	31.6	30.8

12 Month Rolling Average (%)*

	2008	2009	2010	2011	2012
January	39.0	34.0	35.6	32.5	30.7
February	38.7	33.1	35.8	32.0	31.0
March	38.6	33.0	35.6	32.0	30.8
April	38.3	33.0	35.7	31.5	31.1
May	38.3	33.2	35.1	31.4	31.2
June	38.4	32.7	35.4	31.0	31.4
July	37.8	33.2	35.0	30.9	31.5
August	37.5	33.3	34.6	30.9	31.5
September	36.7	33.9	34.1	30.8	31.7
October	36.3	33.9	33.7	30.9	31.9
November	35.3	34.7	33.4	30.8
December	34.8	35.2	32.8	30.7

*NOTE:  Information from October 2008 and prior does not include the Paper Technologies and Ventures operations of Hercules acquired on November 13, 2008.  The calculated gross profit percentages for November and December of 2008 exclude the impact of purchase accounting inventory step-up adjustments.